                                                                   EXHIBIT 10.27

                           PURCHASE & SALES AGREEMENT


Name of Seller ("Seller") EMCO Recycling Corp.             Date:  August 1, 1994

         Seller and Fidelity Funding of California, Inc., a California corporation ("Purchaser"), hereby agree to the terms and conditions set forth in this Purchase & Sale Agreement ("Agreement"):

1.       Purchase & Sale of Accounts Receivable.

         (a) Seller hereby offers to sell, assign, transfer, convey and deliver to Purchaser, as absolute owner, all of the right, title and interest of Seller in and to the following accounts ("Account" or "Accounts") which arise from the sale of Seller's services or merchandise (herein collectively referred to as the "Merchandise") as indicated by the box checked below, together with all guarantees and security therefor, and all of Seller's right, title and interest in the Merchandise purchased and represented by such Accounts, including all of Seller's rights to returned goods and rights of stoppage in transit, replevin, and reclamation as an unpaid vendor (with respect to each Account, such guarantees, security and rights are herein called the "Related Rights"):

| | All of Seller's Acceptable Accounts not to exceed $_______ (the "Commitment") per month, which Acceptable Accounts Purchaser agrees to purchase on the terms and conditions set forth herein, or

 X Acceptable Accounts totaling not less that $750,000 per month, in which case Purchaser shall be obligated (subject to the terms and conditions stated below) to purchase Acceptable Accounts totaling not more than $3,000,000 (the "Commitment") per month, or

| | Only those Acceptable Accounts which Seller from time to time may wish to sell but not to exceed $_______ (the "Commitment") per month, which Acceptable Accounts Purchaser agrees to purchase on the terms and conditions set forth herein;

provided, however, that in no case shall the amount of Seller's Acceptable Accounts, less the Purchaser's discount and the amount retained by Purchaser to create the Reserve Account described in paragraph 4 below, which Purchaser (i) purchases as the first purchase of Acceptable Accounts under this Agreement or each renewal thereof or (ii) is obligated to purchase after the first month during the term of this Agreement or each renewal thereof, be less than $5,000.

         (b) Subject to the terms of this Agreement, Purchaser hereby agrees to purchase all accounts that it deems acceptable in its sole discretion ("Acceptable Accounts") together with the Related Rights. Seller may, from time to time, submit names of Account Debtors to Purchaser for approval prior to acceptance by Purchaser. Purchaser shall not be obligated to purchase any Account if (i) the Account is deemed unacceptable to Purchaser for any reason,
(ii) an Event of Default has occurred hereunder or (iii) if after such purchase is made, the aggregate face amount of all outstanding Acceptable Accounts which have been purchased by Purchaser would exceed the Commitment. A credit investigation by

Purchaser shall not be deemed as acceptance of an Account and Purchaser shall be free to reject any Account submitted by Seller if Purchaser deems the Account unacceptable, even though Purchaser may have previously approved such Account Debtor. The term "Account Debtor" or "Account Debtors" as used herein shall mean the customer or customers of Seller. Except as Purchaser may otherwise agree in writing, the payment terms of all Accounts submitted to Purchaser shall not exceed "net 30 days".

         (c) Accounts shall be submitted to Purchaser on a Schedule of Accounts listing such Account separately. The Schedule of Accounts shall be in the form attached hereto as Exhibit "A", and shall be signed by a person acting or purporting to act on behalf of Seller. There shall be no more than one (1) Schedule of Accounts submitted each week unless Purchaser otherwise agrees in writing. At the time the Schedule of Accounts is presented, Seller shall also deliver to Purchaser one copy of an invoice for each Account together with evidence of shipment of the Merchandise and the original of the Account Debtor's purchase order. All invoices shall plainly state on their face that amounts payable thereunder are payable only to the remittance address set forth below. Payment by Purchaser of the sum specified in paragraph 2(a) below shall constitute acceptance of an Account by Purchaser at which time such Account shall become an Acceptable Account.

         (d) Any and all Acceptable Accounts shall be purchased with full recourse against Seller, including but not limited to recourse as to the insolvency or other financial inability of the Account Debtor to pay. Any Acceptable Accounts not paid after sixty (60) days from invoice date shall be repurchased by Seller, by means of Seller paying directly to Purchaser the face amount of each such Acceptable Account, Purchaser deducting such face amount from the purchase price for the next Acceptable Accounts purchased hereunder or Purchaser charging such face amount against the Reserve Account, as Purchaser may elect.

         (e) No single Account Debtor's total purchased and outstanding Acceptable Accounts shall ever constitute more than twenty percent (20%) of Seller's total Accounts purchased and outstanding for all of Seller's Account Debtors. In the event any single Account Debtor's total purchased and outstanding accounts exceed twenty percent (20%), Purchaser may at its sole discretion increase to Seller's Reserve Account to cover such excess on a dollar-for-dollar basis.

2.       Purchase Price and Fees.

         (a) Purchaser shall purchase an Acceptable Account at a purchase price equal to the face amount of such Acceptable Account, less the Reserve Percentage of such face amount (as defined in paragraph 4 below) which shall establish the Reserve Account.

         (b) As described above, Purchaser commits to purchase Acceptable Accounts with a gross face value not to exceed to Commitment during each month of the Term (as defined in Paragraph 14 hereof) on the terms and conditions set forth herein, for which Seller shall pay to Purchaser a commitment fee in the amount of one percent (1.0%) of the Commitment ($30,000), payable on the date of the first purchase hereunder. Seller hereby authorizes Purchaser to deduct the commitment fee from the purchase price for Acceptable Accounts or to charge the commitment fee against the Reserve Account, as Purchaser elects in is sole discretion.

         (c) Seller shall pay to Purchaser interest on the daily balance of all sums (the "Advances") remitted, paid, or otherwise advanced by Purchaser to Seller or for Seller's benefit (including but not limited to the purchase price of Acceptable Accounts purchased by Purchaser hereunder), net of all payments received from Seller's Account Debtors or otherwise received by Purchaser on the Seller's behalf, which are credited to the Seller's account.

         (d) Interest shall be charged on the Advances on each day at a rate equal to the Prime Rate in effect on such day, plus three percent (3%) per annum (the "Interest Rate"), but in no event to exceed the maximum rate permitted by applicable law. If the Prime Rate changes after the date hereof, the Interest Rate shall be automatically increased or decreased, as the case may be, without notice to Seller from time to time as of the effective time of each change in the Prime Rate. Interest shall be due and payable on the last day of each calendar month and may, in Purchaser's sole discretion, be charged against the Reserve Account (as defined in paragraph 4 below) or other sums that may be due to Seller hereunder. As used herein, the term "Prime Rate" means the rate as published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (if more than one such rate is published, the Prime Rate will be the higher or highest of the rates published). If such rate is no longer published by The Wall Street Journal, then Purchaser shall, in its sole discretion select the base or prime rate for corporate loans at a large commercial bank as the "Prime Rate". All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) plus three (3) business days to allow for collection of checks received from Account Debtors and a year of 360 days.

         (e) All past due amounts owed hereunder, including but not limited to interest that is not paid when due because there is a negative balance in the Reserve Account or otherwise, shall bear interest at the rate four percent (4%) per annum above the Interest Rate, but in to event to exceed the maximum rate permitted by applicable law, and shall be payable on demand.

         (f) Seller shall pay to Purchaser a line maintenance in the amount of one half of one percent (0.5%) of the face amount of each Acceptable Account purchased hereunder, payable at the time of purchase. Seller hereby authorizes Purchaser to deduct such fee from the purchase price for Acceptable Accounts or to charge such fee against the Reserve Account, as Purchaser elects in its sole discretion.

         (g) It is the intention of the parties hereto that the transactions contemplated hereby shall constitute a purchase of accounts under the Uniform Commercial Code as in effect in the State of Arizona. Nevertheless, the parties intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such parties stipulate and agree that none of the terms and provisions contained in this Agreement or any other document executed in connection herewith (collectively, the "Transaction Documents") shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Seller, any present or future guarantor or any other person hereafter becoming liable for the payment of the Advances, shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Transaction Documents which may be in conflict therewith. If any indebtedness or obligation owned by Seller hereunder is prepaid or accelerated and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or Purchaser shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on all or any part of such obligations to an amounts in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related indebtedness or obligations or, at Purchaser's option returned to Seller or the other payor thereof upon such determination.

3. Transfer. Upon Purchaser's acceptance of each Acceptable Account, Purchaser shall be the sole owner and holder of such Acceptable Account and the Related Rights. Seller hereby sells, transfers, conveys and assigns to Purchaser all its right, title and interest in and to each Acceptable Accounts together with all Related Rights, effective at the time of acceptance thereof by Purchaser. Seller agrees to execute and deliver to Account Debtors obligated under Acceptable Accounts such written notices of sale of the Acceptable Accounts as Purchaser may request.

4. Reserve Account. Purchaser shall create and maintain a reserve account (the "Reserve Account") in the amount of twenty percent (20%) (the "Reserve Percentage") of the face amount of the Acceptable Accounts out of any payments or credits otherwise to be made to Purchaser with respect to such Acceptable Accounts. In no event shall the Reserve Account at any time equal less than the Reserve Percentage of all Acceptable Accounts remaining unpaid. Purchaser may charge against the Reserve Account any amount for which Seller may be obligated to Purchaser at any time, whether under the terms of this Agreement, or otherwise, including but not limited to amounts owed under paragraph 2 above, any damages suffered by Purchaser as a result of Seller's breach of any provision of paragraph 5 hereof (whether intentional or unintentional), any losses (under any one or more Schedules of Accounts) due to any Account Debtor's insolvency or other financial inability to pay, any Disputes (as defined under paragraph 5(e) hereof), any Adjustments due under paragraph 16 hereof and any attorney's fees and disbursements due under paragraph 17 hereof. Seller recognizes that any balance in the Reserve Account represents bookkeeping entries and not cash funds. It is further agreed that with respect to the balances in the Reserve Account, Purchaser is authorized to withhold such payments and credits otherwise due to Seller under the terms of this Agreement for reasonably anticipated claims such as, for example, charge-backs or credits against Seller for Account Debtor claims. If the amount of the Reserve Account exceeds the Reserve Percentage of the Acceptable Accounts remaining unpaid, Purchaser shall distribute such excess amount to Seller weekly; provided that no Event of Default has occurred and is continuing and Seller has not ceased selling Accounts to Purchaser. If an Event of Default has occurred and is continuing, or, in the event Seller shall cease selling Accounts to Purchaser, Purchaser shall not pay the amount in the Reserve Account until all Accounts have been collected or Purchaser has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due Purchaser hereunder have been paid. Purchaser shall make available to Seller, through Purchaser's computer link capabilities or otherwise, within fifteen (15) days of the close of the preceding calendar month, a summary or statement of Seller's account, prepared from Purchaser's records, which will conclusively be deemed correct and accepted by Seller unless Seller gives Purchaser a written statement of exceptions within thirty (30) days after receipt of such extract or statement.

5. Seller's Representations and Covenants. Seller represents, warrants and covenants to Purchaser that:

         (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable. The execution, delivery and performance by Seller of this Agreement does not and will not constitute a violation of any applicable law or of Seller's articles or certificates of incorporation or Bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound. The Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with it terms.

         (b) Immediately prior to the execution and delivery of each Schedule of Accounts, Seller will be the sole owner and holder of each of the Accounts described thereon and the Related Rights. Upon Purchaser's acceptance of each Acceptable Account, it shall become the sole owner and holder of such Acceptable Account.

         (c) No Acceptable Account shall be subject to any lien, encumbrance, security interest or other claim of any kind or nature. Seller will not transfer, pledge or give a security interest in any of its Accounts to anyone other than Purchaser. Seller will not factor or sell any of its Accounts except to Purchaser. There are no financing statements now on file in any public office governing any property of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements now on file that have been disclosed in writing by Seller to Purchaser. Seller will not execute any financing statement in favor of any person or entity, exception Purchaser, during the Term.

         (d) The amount of each Acceptable Account is due and owing to Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of Merchandise or performance of service by Seller to or for an account Debtor. The terms for payment of Acceptable Accounts are thirty (30) days from date of invoice and the payment of such Acceptable Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor's business is solvent to the best of Seller's knowledge.

         (e) To the best of Seller's knowledge, there are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or Disputes with respect to any Acceptable Account, either at the time it is accepted by Purchaser for purchase or prior to the date it is to be paid. "Dispute," as used in the last preceding sentence, shall mean any claim by an Account Debtor against Seller, of any kind whatsoever, valid or invalid, that is asserted by the Account Debtor as a basis for refusing to pay an Acceptable Account either in whole or in part. Seller agrees to inform Purchaser in writing immediately upon learning that there exists or may exist any Account which is subject to any contra account, charge back, credit, consignment, right to return merchandise, or other matter which diminishes or may diminish the dollar amount of timely collection of such Account. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of Purchaser except in Seller's ordinary course of business. Seller shall provide to Purchaser for each Account Debtor on Acceptable Accounts that have been purchased, a weekly report in form and substance satisfactory to Purchaser itemizing all such returns and allowances made during the previous week with respect such Acceptable Accounts and a check (a wire transfer) payable to Purchaser for the amount thereof.

         (f) The address set forth below Seller's signature hereon is Seller's mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Acceptable Accounts are maintained. Seller shall not change its mailing address, chief executive office, principal place of business or place where such records are maintained without thirty (30) days prior written notice to Purchaser.

         (g) Seller shall maintain its books and records in accordance with generally accepted accounting principles and shall reflect on its books the absolute sale of the Acceptable Accounts to Purchaser. Seller shall furnish Purchaser, upon request, such information and statements as Purchaser shall request from time to time regarding Seller's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide Purchaser, on or prior to the 30th day or each month, unaudited consolidated and consolidating financing statements with respect to the prior month and, within ninety (90) days after the end of each of Seller's fiscal years, reviewed annual consolidated and consolidating financial statements and such certificates relating to the foregoing as Purchaser may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Seller will furnish to Purchaser upon request a current listing of all open and unpaid accounts payable and accounts receivable, and such other items of information that Purchaser may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless Purchaser otherwise consents, all financial statements and reports furnished to Purchaser hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles, consistently applied.

         (h) Purchaser shall have the right, from time to time, to audit Seller's books and records annually upon reasonable notice to Seller; provided that if an Event of Default exists Purchaser shall have the right to conduct such audits at any time and from time to time without limitation. Seller shall pay all costs associated with such audits.

         (i) Seller has paid and will pay all taxes and governmental charges imposed with respect to sales of the Merchandise and furnish to Purchaser upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

         (j) Seller will promptly notify Purchaser of (i) the filing of any lawsuit against Seller involving amounts greater than $10,000 and (ii) any attachment or any other legal process levied against Seller.

         (k) Seller has served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's lien or stop notice or bonded stop notice for the Acceptable Accounts and the information contained in those notices is true and correct to the best of Seller's knowledge. Waivers and releases for all labor, services, equipment or material of Seller and others will be submitted on Purchaser's form concurrently with each Schedule of Accounts.

        (l) The application ("Application") made by Seller in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which Seller has not disclosed to Purchaser in writing which could materially adversely affect the properties, business or financial condition of Seller, or any of the Acceptable Accounts or Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

         (m) In no event shall the funds paid to Seller hereunder be used directly or indirectly for personal, family, household or agricultural purposes.

         (n) Seller does business under no trade or assumed names except as indicated below:


6. Notice of Purchase. Seller shall execute and deliver to Purchaser and/or file at such times and places as Purchaser may designate Financing Statements to give notice of Purchaser's purchase of the Acceptable Accounts as required by the Uniform Commercial Code.

7. Collateral. In order to secure the payment of all indebtedness and obligations of Seller to Purchaser, whether presently existing or hereafter arising, Seller hereby grants to Purchaser a security interest in and lien upon all of Seller's right, title and interest in and to (a) the Reserve Account and all payments (if any) due or to become to Seller from the Reserve Account; (b) all accounts, contract rights, general intangibles, receivables and claims not purchased hereunder whether now or hereafter arising, all guaranties and security therefor and all of Sellers right title and interest in the goods purchased and represented thereby including all of Seller's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (c) all inventory, wherever located and whether now or hereafter existing, (including, but not limited to raw materials and work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which Seller has an interest in mass of a joint or other interest or rights of any kind, and goods which are returned to or repossessed by Seller) and all accessions thereto and products thereof and documents therefor; (d) all equipment wherever located and whether now or hereafter existing, and all parts thereto, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (e) all books and records pertaining to the foregoing, including but not limited to computer programs, data and lists; and (f) all proceeds of the foregoing (collectively, the "Collateral"). Seller agrees to comply with all appropriate laws in order to perfect Purchaser's security interest in and to the Collateral, to execute any financing statement(s) or additional documents as Purchaser may require and to deliver to Purchaser a list of all locations of its inventory and equipment. The occurrence of any Event of Default (as hereinafter defined) shall entitle Purchaser to all of the default rights and remedies (without limiting the other rights and remedies exercisable by Purchaser either prior or subsequent to an Event of Default) as available to a secured party under the Uniform Commercial Code. So long as no Event of Default has occurred and is continuing and the Company continues to perform satisfactorily in the sole discretion of Purchaser, at one year from the date hereof, Purchaser shall release its security interest in the equipment of Seller.

8.       Collection.

         (a) Seller shall notify all Account Debtors and take other necessary or appropriate means to insure that all of Seller's Accounts, whether or not purchased by Purchaser, shall be paid directly to Purchaser at the remittance address set forth below. Purchaser shall have the right at any time to so notify all Account Debtors if Seller fails to do so. After collection by Purchaser, all payments on Collateral shall be promptly remitted to Seller, subject to and following the exercise of Purchaser's rights therein as a secured party and its rights to offset any sums then owing by Seller hereunder.

         (b) Purchaser, as the sole and absolute owner of the Acceptable Accounts purchased hereunder, shall have the sole and exclusive power and authority to collect each such Acceptable Account, through legal action or otherwise, and Purchaser may, it its sole discretion, settle, compromise, or assign (in whole or in part) any of such Acceptable Accounts, or otherwise exercise any other right now existing or hereafter arising with respect to any of such Acceptable Accounts. If Seller receives payment of all or any portion of any of such Acceptable Accounts or any other account, Seller shall notify Purchaser immediately and shall hold all checks and other instruments so received in trust for Purchaser and shall deliver to Purchaser such checks and other instruments without delay.

         (c) Purchaser shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors on the Collateral of the assignment of the Collateral to Purchaser and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to Purchaser, and to the extent permitted by law, to enforce collection of any Collateral and to adjust, settle or compromise the amount or payment thereof. Upon the occurrence and during the continuance of an Event of Default or any breach of any provisions of this Agreement, such payments shall be applied by Purchaser to the payment or the prepayment of the indebtedness and obligations of Seller to Purchaser or held as cash collateral for such indebtedness and obligations. All amounts and proceeds (including instruments and writings) received by Seller in respect of the Collateral shall be received in trust for the benefit of Purchaser hereunder, shall be segregated from other funds of seller and shall be promptly paid over to Purchaser in the same form as so received with any necessary endorsement) to be applied in the same manner as payments received directly by Purchaser.

9. Power of Attorney. Seller grants to Purchaser an irrevocable power of attorney authorizing and permitting Purchaser, at its option, with or without notice to Seller to do any or all of the following:

         (a) Endorse the name of Seller on any checks or other evidence of payment whatsoever that may come into the possession of Purchaser regarding Acceptable Accounts or Collateral, including checks received by Purchaser pursuant to paragraph 8 hereof;

         (b) Receive, open and dispose of any mail addressed to Seller and put Purchaser's address on any statements mailed to Account Debtors;

         (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Acceptable Accounts or Collateral;

         (d) Upon the occurrence of an Event of Default, notify in the name of Seller, the U.S. Post Office to change the address for delivery of mail addressed to Seller to such address as Purchaser may designate. Purchaser shall turn over to Seller all such mail not relating to Acceptable Accounts or Collateral;

         (e) Verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic's lien, stop notice or bonded stop notice in the sole and absolute discretion of Purchaser relating to any Acceptable Account or Collateral;

         (f) Insert all recording or service information in any Mechanic's Lien or Assignment of Rights Under Stop Notice/Bonded Stop Notice which Seller has signed in connection with this Agreement, recorded or served to enforce payment of the Acceptable Accounts or Collateral;

         (g) Execute and file on behalf of Seller any financing statement deemed necessary or appropriate by Purchaser to protect Purchaser's interest in and to the Acceptable Accounts or Collateral, or under any provisions of this Agreement; and

         (h) To do all other things necessary and proper in order to carry out this Agreement.

The authority granted to Purchaser herein is irrevocable until this Agreement is terminated and all Advances are fully satisfied.

10. Default and Remedies. An event of default ("Event of Default") shall be deemed to have occurred hereunder and Purchaser shall have no further obligation to purchase Accounts and may immediately exercise its rights and remedies with respect to the Acceptable Accounts and the Collateral under this Agreement, the Uniform Commercial Code, and applicable law, upon the happening of one or more of the following:

         (a) Seller shall fail to pay as and when due any amount owed to Purchaser within ten (10) days after notice thereof from Purchaser;

         (b) There shall be commenced by or against Seller any voluntary case under the federal Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for a substantial portion of its assets;

         (c) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller in generally not paying its debts as they become due;

         (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Acceptable Accounts or the Collateral and the same is not released within ten (10) days;

         (e) Seller suffers the entry against it for a final judgment for the payment of money in excess of $10,000, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained;

         (f) Seller shall breach any covenant or agreement or if any warranty or representation set forth herein shall be untrue when made and the same is not cured to Purchaser's satisfaction within ten (10) days after such breach or occurrence;

         (g) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller, or by any other person on behalf of Seller, to Purchaser is not true and correct in any material respect;

         (h) Seller shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form as and when due; or

         (i) A material adverse change shall have occurred in Seller's financial conditions, business or operations.

11. Equitable Relief. In the event that Seller commits any act or omission which prevents or unreasonably interferes with: (a) Purchaser's exercise of the rights and privileges arising under the power of attorney granted in paragraph 9 of this Agreement; or (b) Purchaser's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and shall constitute sufficient grounds to entitle Purchaser to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to Seller.

12. Cumulative Rights; Waivers. All rights, remedies and powers granted to Purchaser in this Agreement, or in any other instrument or agreement given by Seller to Purchaser or otherwise available to Purchaser in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Purchaser may have. These rights may be exercised from time to time as to all or any part of the Acceptable Accounts purchased hereunder or the Collateral as Purchaser in its discretion may determine. In the event that the transaction between Seller and Purchaser is construed to be a loan from Purchaser to Seller, such loan shall be secured by the Acceptable Accounts and the Collateral and Purchaser shall have all rights and remedies available to a lender in addition to its rights and remedies hereunder. Purchaser may not waive its rights and remedies unless the waiver is in writing and signed by Purchaser. A waiver by Purchaser of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

13. Notices. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

14. Term. The term of this Agreement shall be for thirty-six (36) months from the date hereof (the "Term"). Seller shall have the right to terminate this Agreement without penalty upon its issuance of additional common stock in a public offering or in the event that Seller obtains financing from a bank (the "new offer") and Purchaser elects not to modify this Agreement to contain the same terms as the new offer. Any termination of this Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Acceptable Accounts, and this Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Acceptable Accounts, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full. Seller shall have no right to terminate this Agreement except as set forth above; provided that in the event this Agreement is terminated for any reason (other than as set forth above) during the first twelve months of the Term, Seller shall pay to Purchaser an early termination fee in the amount of one and one-half percent (1.5%) of the Commitment, if this Agreement is terminated for any reason (other than as set forth above) during the second twelve months of the Term, Seller shall pay to Purchaser an early termination fee in the amount of one percent (1.0%) of the Commitment and if the Agreement is terminated for any reason (other than as set forth above) during the last twelve months of the Term, Seller shall pay to Purchaser an early termination fee in the amount of one-half percent (0.5%) of the Commitment.

15. Reimbursable Expenses. Purchaser incurs certain routine expenses in the course of performing its functions with respect to the Acceptable Accounts, a portion of which Purchaser shall be entitled to deduct from the Reserve Account. However, Purchaser shall not be entitled to any deductions for routine expenses not specifically listed in this paragraph. The following is an itemization of the routine deductions to which Purchaser shall be entitled: long-distance telephone charges, legal fees incurred in collecting the Accounts, postage, credit reports, wire transfers, overnight mail delivery, UCC and tax lien searches and filing fees ("Adjustments").

16. Attorney's Fees. Seller agrees to reimburse Purchaser upon demand for all reasonable attorney's fees, court costs and other expenses incurred by Purchaser in preparation, negotiation, and enforcement of this Agreement and protecting or enforcing its interest to the Acceptable Accounts or the Collateral, in collecting the Acceptable Accounts or the Collateral, or in the representation of Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor, or any Acceptable Account. Seller hereby authorizes Purchaser, at its sole discretion, to deduct such fees, costs and expenses from the purchase price for Acceptable Accounts. The fees and expenses of Purchaser's attorneys for work in connection with the negotiation, preparation and execution of this Agreement will be $2,500.

17. Severability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

18. Parties in Interest. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of Purchaser. PURCHASER RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY.

19. GOVERNING LAW; SUBMISSION TO PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA AND THE LAWS OF THE UNITED STATES OF AMERICA. SELLER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF ARIZONA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, THE PURCHASE OF ACCEPTABLE ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PURCHASE OF ACCEPTABLE ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF ARIZONA HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

20. WAIVER OF JURY TRIAL, PUNITIVE AND CONSEQUENTIAL DAMAGES, ETC. EACH OF SELLER AND PURCHASER HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

21. COMPLETE AGREEMENT. THIS AGREEMENT, THE SECURITY DOCUMENTS DESCRIBED HEREIN OR IN THE ADDENDUM HERETO, AND THE ACKNOWLEDGMENT DELIVERED IN CONNECTION HEREWITH SET FORTH THE ENTIRE UNDERSTANDING AND

AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO SUCH ACKNOWLEDGMENT SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

         The undersigned have entered into this Agreement on the date first above written.

FIDELITY FUNDING OF                                     EMCO RECYCLING CORP.,
   CALIFORNIA, INC.,                                    an Arizona corporation
a California corporation


By: /s/ Jeffrey Sweet                                   By: /s/ Ellis H. Rubenstein
    --------------------------------------------            -------------------------------------------
Name:  Jeffrey Sweet                                    Name:  Ellis H. Rubenstein
Title:    Vice President                                Title:    President


Remittance Address:        P.O. Drawer 840425
                           Dallas, TX 75284-0425

Mailing Address:           P.O. Box 670484              Mailing Address:      P.O. Box 21366
                           Dallas, TX 75367-0484                              Phoenix, Arizona 85036

Street Address:            14850 Montfort Drive         Street Address:       3700 W. Lower Buckeye Rd.
                           Suite 200                                          Phoenix, Arizona 85009
                           Dallas, Texas 75240